                           SECOND SECURITY CONFIRMATION AND
                                 AMENDMENT AGREEMENT


          This Second Security Confirmation and Amendment Agreement (the "AGREEMENT") is made as of April 1, 1997 among Canadian Forest Oil Ltd. ("CANADIAN FOREST"), Producers Marketing Ltd. ("PROMARK"), 3189503 Canada Ltd. ("HOLDCO"), 611852 Saskatchewan Ltd. ("FUNDCO"), Forest Oil Corporation ("FOREST OIL"), and The Chase Manhattan Bank of Canada ("CHASE" or the "AGENT") in its capacity as Administrative Agent for the Lenders (the "LENDERS") now or hereafter party to the Second Amended and Restated Fundco Credit Agreement (as defined below).

          WHEREAS:

1. The parties hereto (or certain of them, as applicable) are parties to various notes, guarantees and security documents given to assure and secure payment and performance of obligations under the following credit agreements:

     (a) Credit Agreement dated as of February 8, 1996 between Fundco and Chase (the "ORIGINAL FUNDCO CREDIT AGREEMENT"),

     (b) Credit Agreement dated as of February 8, 1996 between Canadian Forest, the "Subsidiary Borrowers" (as defined therein), and Fundco (the "ORIGINAL CANADIAN FOREST CREDIT AGREEMENT"), and

     (c) Letter of Credit and Reimbursement Agreement dated as of February 8, 1996 between ProMark and Fundco (the "PRODUCERS MARKETING AGREEMENT").

2. The parties subsequently agreed to certain changes to the above facilities, including the addition of new lenders to the Original Fundco Credit Agreement, the inclusion of ProMark as a direct Borrower under the Original Canadian Forest Credit Agreement, and the termination of the Producers Marketing Agreement, and agreed to effect such changes by entering into:

     (a) the Amended and Restated Credit Agreement dated July 17, 1996 among Fundco, as borrower, and Chase, Bank of Montreal and Royal Bank of Canada, as lenders, and Chase as Administrative Agent for the Lenders, and

     (b) the Amended and Restated Credit Agreement dated July 17, 1996 among Canadian Forest, ProMark, and other "Subsidiary Borrowers" (as defined therein), as borrowers, and Fundco, as lender.

In that regard, the parties entered into a Security Confirmation and Amendment Agreement dated July 17, 1996 (the "FIRST CONFIRMATION") to effect certain confirmations and amendments in respect of the Loan Documents, and to terminate certain Loan Documents.

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                                     -2-


3. In order to reflect, firstly, certain corporate changes affecting Canadian Forest (namely, the amalgamation of 3189490 Canada Ltd. and Atcor Resources Ltd. to form 721940 Alberta Ltd. as the continuing corporation resulting therefrom, and the amalgamation of 721940 Alberta Ltd. and Canadian Forest to form Canadian Forest as the continuing corporation resulting therefrom), and secondly, certain asset sales from Canadian Forest to Forest Oil and the continued secured position of Fundco with respect to such assets, the parties hereto (or certain of them) have agreed to effect certain additional amendments by entering into:

     (a) the Second Amended and Restated Credit Agreement dated as of April 1, 1997 among Fundco, as borrower, and Chase, Bank of Montreal and Royal Bank of Canada, as Lenders, and Chase as Administrative Agent for the Lenders (as amended, restated or otherwise modified from time to time, the "SECOND AMENDED AND RESTATED FUNDCO CREDIT AGREEMENT");

     (b) the Second Amended and Restated Credit Agreement dated as of April 1, 1997 among Canadian Forest, ProMark, and other "Subsidiary Borrowers" (as defined therein), as borrowers, and Fundco, as lender (as amended, restated or otherwise modified from time to time, the "SECOND AMENDED AND RESTATED CANADIAN FOREST CREDIT AGREEMENT").

4. The parties desire to confirm that in connection with the amendments and restatements referred to in Recital 3 above, certain guarantees and security given in connection with the original agreements referred to in Recital 1 above continue in effect with certain amendments as herein and in the First Confirmation set out, while certain other instruments are terminated as herein set out.

          NOW THEREFORE, in consideration of Chase and the Lenders agreeing to the further amendment and restatement of the Original Fundco Credit Agreement and the Original Canadian Forest Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.        DEFINITIONS

          Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Second Amended and Restated Fundco Credit Agreement.

2.        EXISTING FUNDCO NOTES

          Each of the four existing Notes dated July 17, 1996 and issued by Fundco pursuant to Sections 2.09(a) and (b) of the Amended and Restated Credit Agreement referred to in Recital 2(a) of this Agreement shall continue in full force and effect, with each reference to "Amended and Restated Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement.

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                                     -3-


3.        FUNDCO ASSIGNMENT OF SECURITY (RE: CANADIAN FOREST)

          The Assignment of Security (Canadian Forest Credit Agreement) made February 8, 1996 by Fundco in favour of Chase, as amended by the First Confirmation, is hereby confirmed as continuing security in favour of Chase for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by Fundco under the Second Amended and Restated Fundco Credit Agreement and for the due performance by Fundco of all of its covenants and obligations under that Second Amended and Restated Fundco Credit Agreement, with the following deemed references and amendments:

     (a) each reference to "Credit Agreement" therein shall be deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement, and each reference to "Canadian Forest Credit Agreement" shall be deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement;

     (b) the reference to "Sections 6.02(e) and (f) of the Credit Agreement" found in the last line of Section 5.1(a) thereto is deleted and replaced with a reference to "Sections 6.02(d) and (e) of the Credit Agreement";

     (c) the references to "Atcor Resources" in Sections 5.1(d) and (e) thereof shall be deleted and replaced with references to "3189503"; and

     (d) Item 4 of Schedule A thereto is deleted, and the following items are added to such Schedule A:

          "8. Guarantee and Pledge Agreement of 3189503 in favour of 611852 Saskatchewan Ltd. dated April 1, 1997.

          9. Limited Recourse Secured Guarantee of Forest Oil Corporation in favour of 611852 Saskatchewan Ltd. dated April 1, 1997.

          10. Limited Recourse Demand Debenture and Negative Pledge of Forest Oil Corporation in favour of 611852 Saskatchewan Ltd. dated April 1, 1997.

          11. Deposit Agreement of Forest Oil Corporation in favour of 611852 Saskatchewan Ltd. dated April 1, 1997."

4.        FUNDCO ASSIGNMENT OF PAYMENTS (RE: CANADIAN FOREST)

          The Assignment of Payments (Canadian Forest Credit Agreement) dated effective February 8, 1996 and executed by Fundco in favour of Chase, as amended by the First Confirmation, is hereby confirmed as continuing security in favour of Chase for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by Fundco under the Second Amended and Restated Fundco Credit Agreement and for the due performance by Fundco of all of its

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                                     -4-


covenants and obligations under that Second Amended and Restated Fundco Credit Agreement, with "(the "CREDIT AGREEMENT") and (the "CANADIAN FOREST CREDIT AGREEMENT")" found in Section 1 thereof being deleted and replaced by "(as at any time amended, restated, supplemented or modified, the "CREDIT AGREEMENT")", and "(as at any time amended, restated, supplemented or modified in the "CANADIAN FOREST CREDIT AGREEMENT")" respectively, and with each reference to "Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement, and each reference to "Canadian Forest Credit Agreement" being deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement.

5.        CANADIAN FOREST/ATCOR RESOURCES CONSENT AND AGREEMENT (RE: CANADIAN
FOREST)

          The Consent and Agreement (Canadian Forest Credit Agreement) made February 8, 1996 and executed by Canadian Forest and Atcor Resources Ltd. in favour of Chase, as amended by the First Confirmation, is hereby confirmed as a continuing consent and agreement in favour of Chase for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by Fundco under the Second Amended and Restated Fundco Credit Agreement and for the due performance by Fundco of all of its covenants and obligations under that Second Amended and Restated Fundco Credit Agreement, with the following deemed references and amendments:

     (a) by their execution of this Agreement each of Forest Oil and Holdco hereby becomes a party to such Consent and Agreement as one of the "Canadian Forest Companies"; the term "Canadian Forest Companies" shall be deemed to include Forest Oil and Holdco throughout that Consent and Agreement; and Forest Oil and Holdco hereby provide the consents, confirmations and acknowledgements, and assume the representations, covenants, agreements and other obligations, of the Canadian Forest Companies thereunder. The "Address for Notices" for Forest Oil and Holdco shall be the same as that set out in respect of Forest Oil on the signature page for Fundco in the Second Amended and Restated Fundco Credit Agreement;

     (b) each reference to "Credit Agreement" therein shall be deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement, and each reference to "Canadian Forest Credit Agreement" shall be deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement; and

     (c) Item 4 of Schedule A thereto is deleted, and the following items are added to such Schedule A:

          "8. Guarantee and Pledge Agreement of 3189503 in favour of 611852 Saskatchewan Ltd. dated April 1, 1997.

          9. Limited Recourse Secured Guarantee of Forest Oil Corporation in favour of 611852 Saskatchewan Ltd. dated April 1, 1997.

          10. Limited Recourse Demand Debenture and Negative Pledge of Forest Oil Corporation in favour of 611852 Saskatchewan Ltd. dated April 1, 1997.

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                                     -5-


          11. Deposit Agreement of Forest Oil Corporation in favour of 611852 Saskatchewan Ltd. dated April 1, 1997."

6.        FUNDCO DEMAND DEBENTURE

          The Demand Debenture and Negative Pledge issued February 8, 1996 by Fundco in favour of Chase, as amended by the First Confirmation, is hereby confirmed as continuing security in favour of Chase for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by Fundco under the Second Amended and Restated Fundco Credit Agreement and for the due performance by Fundco of all of its covenants and obligations under that Second Amended and Restated Fundco Credit Agreement, with each reference to "Credit Agreement" in that Demand Debenture being deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement.

7.        FUNDCO DEPOSIT AGREEMENT

          The Deposit Agreement made February 8, 1996 by Fundco in favour of Chase, as amended by the First Confirmation, is hereby confirmed as continuing security in favour of Chase for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by Fundco under the Second Amended and Restated Fundco Credit Agreement and for the due performance by Fundco of all of its covenants and obligations under that Second Amended and Restated Fundco Credit Agreement, with each reference to "Credit Agreement" in that Deposit Agreement being deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement.

8.        CHASE CONFIRMATION RE: INCREMENTAL INTEREST RATE

          The letter acknowledgement of Chase dated February 8, 1996 to Fundco, as amended by the First Confirmation, is confirmed as a continuing acknowledgement in favour of Fundco, with each reference to "Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Fundco Credit Agreement.

9.        CANADIAN FOREST AND PROMARK NOTES

          Each of the two existing Notes dated July 17, 1996 issued by Canadian Forest, and each of the two existing Notes dated July 17, 1996 issued by ProMark, in each case pursuant to Sections 2.09(a) and (b) of the Amended and Restated Credit Agreement referred to in Recital 2(b) of this Agreement, shall continue in full force and effect, with each reference to "Amended and Restated Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement.

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                                     -6-


10.       CANADIAN FOREST AND PROMARK DEMAND DEBENTURES

          The Demand Debenture and Negative Pledge issued February 8, 1996 by Canadian Forest in favour of Fundco, as amended by the First Confirmation (the "CANADIAN FOREST DEBENTURE"), and the Demand Debenture and Negative Pledge issued July 17, 1996 by ProMark in favour of Fundco, are hereby confirmed as continuing security in favour of Fundco for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by the Borrowers under the Second Amended and Restated Canadian Forest Credit Agreement and for the due performance by the Borrowers of all of their covenants and obligations under that Second Amended and Restated Canadian Forest Credit Agreement with the following deemed reference and amendment:

     (a) each reference to "Canadian Forest Credit Agreement" therein shall be deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement; and

     (b) Section 12.6(a) of the Canadian Forest Debenture is deleted and replaced with "the occurrence of an event described in Section 12.2(b) or (c); or".

11.       CANADIAN FOREST AND PROMARK DEPOSIT AGREEMENTS

          The Deposit Agreement made February 8, 1996 by Canadian Forest in favour of Fundco, as amended by the First Confirmation, and the Deposit Agreement made July 17, 1996 by ProMark in favour of Fundco, are hereby confirmed as continuing security in favour of Fundco for the timely payment of the principal, interest (including interest on amounts in default) and all other indebtedness and liabilities, present or future, direct or indirect, now or hereafter owing by the Borrowers under the Second Amended and Restated Canadian Forest Credit Agreement and for the due performance by the Borrowers of all of their covenants and obligations under that Second Amended and Restated Canadian Forest Credit Agreement, with each reference to "Credit Agreement" therein being deemed to refer to and include the Second Amended and Restated Canadian Forest Credit Agreement.

12.       ATCOR GUARANTEE AND PLEDGE AGREEMENT

          The Guarantee and Pledge Agreement dated as of February 8, 1996 by Atcor Resources Ltd. in favour of Fundco, as amended by the First Confirmation, is hereby terminated concurrently with the execution by Holdco of the Guarantee and Pledge Agreement in favour of Fundco dated April 1, 1997 (the "NEW GUARANTEE") with that security and all payments thereunder and under the Powers of Attorney referred to in Section 13 hereof being assigned to Chase pursuant to the Assignment of Security (Canadian Forest Credit Agreement) referred to in
Section 3 hereof and the Assignment of Payments (Canadian Forest Credit Agreement) referred to in Section 4 hereof. Notwithstanding the immediately preceding sentence, such termination shall not become effective until the New Guarantee is in full force and effect and such termination shall be without prejudice to the security interest in the Pledged Stock and other Collateral (as defined in the New Guarantee) created in favour of Fundco by the New Guarantee, and Chase shall continue in possession of the

Pledged Stock and other Collateral (as assignee of the New Guarantee) as continuing collateral security for the obligations secured by the New Guarantee on the terms set out in the New Guarantee.

13.       ATCOR RESOURCES POWERS OF ATTORNEY

          Each Power of Attorney dated February 8, 1996 given by Atcor Resources Ltd. in respect of the share certificates of Canadian Forest in connection with the security interests granted by it to Fundco, is terminated concurrently with the granting of a Power of Attorney by Holdco in respect of the sole share certificate issued in respect of all of the issued and outstanding shares in the capital of Canadian Forest and delivered pursuant to the New Guarantee.

14.       CANADIAN FOREST POWER OF ATTORNEY

          The Powers of Attorney dated February 8, 1996 given by Canadian Forest in respect of the share certificates of ProMark in connection with the security interest granted by Canadian Forest to Fundco shall continue in full force and effect.

15.       NEW FOREST SECURITY

          The parties acknowledge that in connection with the sale transaction referred to in Recital 3 of this Agreement, Forest Oil is granting the following new security, with that security and all payments thereunder being assigned to Chase pursuant to the Assignment of Security (Canadian Forest Credit Agreement) referred to in Section 3 hereof and the Assignment of Payments (Canadian Forest Credit Agreement) referred to in Section 4 hereof:

     (a) Limited Recourse Secured Guarantee of Forest Oil dated as of April 1, 1997;

     (b) Limited Recourse Demand Debenture and Negative Pledge of Forest Oil dated as of April 1, 1997; and

     (c)  Deposit Agreement of Forest Oil dated as of April 1, 1997;

(collectively, the "NEW FOREST SECURITY").

          Fundco (and Chase, as Fundco's assignee) acknowledge that their recourse in respect of enforcing the New Forest Security is limited to realizing upon the Liens created by the Limited Recourse Demand Debenture and Negative Pledge referred to in clause (b) above, all as provided in the New Forest Security, and that Forest is not liable on the aforesaid Guarantee or Demand Debenture for any deficiency that may exist following such realization.

16.       GOVERNING LAW

          This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated as an Alberta contract. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of a party to take proceedings in any other jurisdictions.

17.       SEVERABILITY

          If one or more of the provisions of this Agreement is, or is adjudged to be, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and such invalid, illegal or unenforceable provision shall, to the extent permitted at law, be severable.

18.       SECURITY IN ADDITION

          The rights hereby constituted are in addition to and not in substitution for any other security, or for any other agreement between the parties whether or not creating any security interest in all or part of the property of any party hereto whether heretofore or hereafter made, and such security and such agreement shall be deemed to be continued and not affected hereby unless expressly provided to the contrary herein. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security or any part thereof shall not release or affect this Agreement and neither the taking of any proceedings hereunder or under the documents continued hereunder for the realization of any security shall release or affect any other security held by Chase.

19.       CONTINUING SECURITY

          Without limiting the generality of the foregoing, Forest Oil, Holdco, Canadian Forest, ProMark and Fundco acknowledge and agree with the Agent that the Security Documents (as defined in the Second Amended and Restated Fundco Credit Agreement), as amended as provided in this Agreement, are and shall remain in full force and effect and shall continue to constitute collateral security for the fulfilment of all debts and liabilities, present and future, direct and indirect, absolute and contingent, matured or not, at any time owing by Fundco under the Second Amended and Restated Fundco Credit Agreement, howsoever arising.

20.       WAIVERS AND CONSENTS

          No waiver of any provision hereof, or consent to any action or inaction shall be effective unless the same is in writing and signed by the party granting the same. Such waivers and consents shall not extend to any matters other than those in respect of which the same were given, and the same may be subject to such conditions as the party giving the same may stipulate.

21.       COUNTERPARTS

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

22.       FURTHER ASSURANCES

          Each of Forest Oil, Holdco, Canadian Forest, ProMark and Fundco shall from time to time, whether before or after the occurrence of any default in the performance of any obligation to Chase under the Second Amended and Restated Fundco Credit Agreement or the Second Amended and Restated Canadian Forest Credit Agreement, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as Chase may require to give effect to the intent of this Agreement.

          IN WITNESS WHEREOF the parties have executed this Agreement.

                                       3189503 CANADA LTD.

                                       By: /s/ Kenneth B. Potter
                                           ----------------------------------
                                           Kenneth B. Potter
                                           Secretary

                                       CANADIAN FOREST OIL LTD.

                                       By: /s/ Ronald E. Pratt
                                           ----------------------------------
                                           Ronald E. Pratt
                                           Vice President, Finance

                                       PRODUCERS MARKETING LTD.

                                       By: /s/ Ronald E. Pratt
                                          -----------------------------------
                                          Ronald E. Pratt
                                          Secretary

                                       FOREST OIL CORPORATION

                                       By: /s/ Kenton M. Scroggs
                                          -----------------------------------
                                          Kenton M. Scroggs
                                          Vice President and Treasurer

                                       611852 SASKATCHEWAN LTD.

                                       By: /s/ Kenneth B. Potter
                                          -----------------------------------
                                          Kenneth B. Potter
                                          Secretary

                                       THE CHASE MANHATTAN BANK OF
                                       CANADA, AS ADMINISTRATIVE AGENT

                                       By: /s/ (Illegible)
                                           ----------------------------------
                                           Vice President